Report of
Independent
Registered Public
Accounting Firm


The Board of
Trustees and
Shareholders of
Rainier Investment
Management Mutual
Funds

In planning and
performing our
audits of the financial
statements of Rainier
Investment
Management Mutual
Funds (composed of
the Small/Mid Cap
Equity, Core Equity,
Growth Equity,
Balanced, and
Intermediate Fixed
Income Portfolios)
for the year ended
March 31, 2005,
we considered their
internal control,
including control
activities for
safeguarding
securities, in order
to determine our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not
to provide assurance
on internal control.

The management of
Rainier Investment
Management Mutual
Funds is responsible
for establishing and
maintaining internal
control. In fulfilling
this responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls.
Generally, controls
that are relevant to
an audit pertain to
the entity's objective
of preparing financial
statements for
external purposes
that are fairly
presented in
conformity with U.S.
generally accepted
accounting
principles. Those
controls include the
safeguarding of
assets against
unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in internal
control, error or
fraud may occur and
not be detected.
Also, projection of
any evaluation of
internal control to
future periods is
subject to the risk
that it may become
inadequate because
of changes in
conditions or that
the effectiveness of
the design and
operation may
deteriorate.

Our consideration of
internal control
would not
necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards of
the Public Company
Accounting
Oversight Board
(United States). A
material weakness is
a significant
deficiency, or
combination of
significant
deficiencies, that
results in more than
a remote likelihood
that a material
misstatement of the
annual or interim
financial statements
will not be
prevented or
detected. However,
we noted no matters
involving internal
control and its
operation, including
controls for
safeguarding
securities, that we
consider to be
material weaknesses
as defined above as
of March 31, 2005.

This report is
intended solely for
the information and
use of management,
the Board of
Trustees of Rainier
Investment
Management Mutual
Funds, and the
Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.


Los Angeles
May 6, 2005